Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of FEDERATED STOCK AND BOND FUND, INC.:


We consent to the incorporation by reference in Post-Effective Amendment No. 93 to Registration Statement (2-10415) of Federated Stock and Bond Fund, Inc. (formerly, Stock and Bond Fund, Inc.) of our report dated December 6, 1996, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectus.



By:DELOITTE & TOUCHE
   Deloitte & Touche
   Pittsburgh, Pennsylvania
   February 25, 1997